Exhibit 13.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Mark One Global Industries Inc., a British Columbia corporation (the “Company”), on Form 20-F for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Nagy Shehata, Chief Executive Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:
/s/ Nagy Shehata
Name: Nagy Shehata
Title: Chief Executive Officer
and acting Chief Financial Officer
Date: June 28, 2010

A signed original of this written statement required by Section 906 has been provided to Mark One Global Industries Inc. and will be retained by Mark One Global Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request